UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

518 Seventeenth Street, 17th Floor Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on November 4, 2015 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 28, 2015 (the “Merger Agreement”), by and among Industrial Income Trust Inc. (the “Company”), Western Logistics LLC (“Parent”) and Western Logistics II LLC (“Merger Sub”).

Item 1.02.	Termination of a Material Definitive Agreement.

On November 4, 2015, effective as of the closing of the Merger, the Company discharged or defeased indebtedness under the following material agreements:

•	Credit Agreement, dated August 15, 2012, as amended, among Industrial Income Operating Partnership LP, as Borrower, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, which provides for a $500 million revolving credit facility that may be increased by an additional $100 million.

•	Term Loan Agreement, dated December 12, 2012, as amended, among Industrial Income Operating Partnership LP, as the Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Regions Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, which provides for a $200 million term loan facility maturing on January 31, 2018.

•	Term Loan Agreement, dated as of September 18, 2013, among Industrial Income Operating Partnership LP, a Delaware limited partnership, as the Borrower; Bank of America, N.A., as Administrative Agent; Regions Bank, as Syndication Agent; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents; Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Regions Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, which provides for a $300.0 million term loan facility maturing on January 15, 2019.

•	Loan Agreement, dated as of June 17, 2011, by and between Great-West Life & Insurance Company and IIT Sugarland Interchange DC LP, IIT Atlanta Liberty DC LLC, and IIT York-Willow Springs DC LLC, as amended by First Amendment to Loan Agreement by and among Great-West Life & Insurance Company, IIT Sugarland Interchange DC LP, IIT Atlanta Liberty DC LLC, IIT York-Willow Springs DC LLC, IIT Woodridge-Park 355 DC LLC, IIT Woodridge-Bridge Point DC LLC, and IIT Aurora DC LLC, dated as of June 24, 2011, which provides for a loan in the aggregate principal amount of $110,000,000.

In addition, on November 4, 2015, the Company terminated the following material agreements:

•	Property Management Agreement, dated as of December 16, 2009, by and between Industrial Income Operating Partnership LP and Dividend Capital Property Management LLC.

•	Dealer Manager Agreement, dated as of February 27, 2012, between Industrial Income Trust Inc., Industrial Income Advisors LLC and Dividend Capital Securities LLC.

•	Dealer Manager Agreement, dated as of December 18, 2009, between Industrial Income Trust Inc., Industrial Income Advisors LLC and Dividend Capital Securities LLC.

•	Selected Dealer Agreement, dated as of September 16, 2010 by and among Industrial Income Trust Inc., Dividend Capital Securities LLC, Industrial Income Advisors LLC, Industrial Income Advisors Group LLC and Ameriprise Financial Services, Inc.

•	Selected Dealer Agreement, dated as of April 18, 2012 by and among Industrial Income Trust Inc., Dividend Capital Securities LLC, Industrial Income Advisors LLC, Industrial Income Advisors Group LLC and Ameriprise Financial Services, Inc.

•	Eighth Amended and Restated Advisory Agreement, dated as of July 27, 2015 by and among Industrial Income Trust Inc., Industrial Income Operating Partnership LP and IIT Advisor LLC.

•	Third Amended and Restated Distribution Reinvestment Plan, effective as of March 1, 2015.

•	Fourth Amended and Restated Share Redemption Program, effective as of March 1, 2015.

•	Private Placement Equity Incentive Plan, effective as of March 17, 2014.

•	Amended and Restated Equity Incentive Plan, effective as of January 18, 2013.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Merger Transactions

On November 4, 2015, pursuant to the Merger Agreement, the Company merged with and into Merger Sub with Merger Sub continuing as the surviving company (the “Merger”). At the effective time of the Merger (the “Merger Effective Time”), each share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Merger Effective Time, including each share of restricted stock, was converted into the right to receive an amount in cash equal to $10.30, without interest and subject to any applicable withholding tax obligations (the “Merger Consideration”).

Prior to completion of the Merger at the Merger Effective Time, all of the outstanding special partnership units of Industrial Income Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), held by Industrial Income Advisors Group LLC, the Company’s sponsor (the “Sponsor”), were redeemed by the Operating Partnership in exchange for 294,110 newly issued partnership units of the Operating Partnership (“OP Units”), in accordance with the Operating Partnership’s limited partnership agreement. In addition, immediately after such redemption but prior to completion of the Merger at the Merger Effective Time, each newly issued OP Unit was transferred to the Company in exchange for one share of Common Stock.

Additionally, immediately prior to completion of the Merger at the Merger Effective Time, all of the outstanding shares of restricted stock granted under the Company’s Equity Incentive Plan and Private Placement Equity Incentive Plan automatically became fully vested and free of any forfeiture restrictions (whether or not then vested). At the Merger Effective Time, each share of restricted stock was considered an outstanding share of Common Stock for all purposes of the Merger Agreement.

The foregoing descriptions of the Merger and the other transactions contemplated by the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 29, 2015, and is incorporated herein by reference.

Sponsor Contribution Transactions

Prior to completion of the Merger at the Merger Effective Time on November 4, 2015, pursuant to the Contribution Agreement, dated July 28, 2015 (the “Contribution Agreement”), among the Operating Partnership, Industrial Income Advisors LLC (the “Prior Advisor”), Academy Partners Ltd. Liability Company, an affiliate of the Prior Advisor (“Academy Partners”), and Industrial Property Advisors LLC, Prior Advisor and Academy Partners contributed their ownership interests in a newly formed advisor entity, New IIT Advisor LLC (the “Replacement Advisor”) to the Operating Partnership in exchange for an aggregate of approximately 8.83 million OP Units. Following this transaction, Merger Sub acquired all OP Units issued to Prior Advisor and Academy Partners for an aggregate price of approximately $91.0 million, without adjustment or proration of any kind. This purchase was consummated pursuant to the terms of the Operating Partnership Unit Purchase Agreement, dated July 28, 2015, among Merger Sub, Prior Advisor, and Academy Partners (the “OP Unit Purchase Agreement”). Under the terms of the OP Unit Purchase Agreement, a certain portion of the consideration payable for the OP Units will be held in escrow until January 4, 2016 or the expiration of a non-competition arrangement pursuant to which the Prior Advisor is restricted from owning or managing industrial assets in Asia for a one-year period following the sale of the OP Units pursuant to the OP Unit Purchase Agreement (subject to certain exceptions). An additional portion of the consideration payable for the OP Units will be held in escrow for a two-year period from the date of the closing under the OP Unit Purchase Agreement to secure certain indemnification obligations, if any, under the Contribution Agreement.

The foregoing descriptions of the Contribution Agreement and the transactions contemplated by the Contribution Agreement is not complete and is qualified in its entirety by reference to the Contribution Agreement, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on July 29, 2015, and is incorporated herein by reference.

Item 3.03.	Material Modification to the Rights of Security Holders

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, each share of Common Stock issued and outstanding immediately before the Merger Effective Time was converted into a right to receive the Merger Consideration. At the Merger Effective Time, each of the Company’s stockholders ceased to have any rights as stockholders of the Company other than the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of the Registrant.

The information provided in the Introductory Note and set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Merger was valued at approximately $4.55 billion, subject to certain transaction costs, and was funded through equity financing provided to Parent by Global Logistic Properties Limited and debt financing provided by Column Financial, Inc. and Morgan Stanley Bank, N.A.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, in connection with consummation of the Merger, Stanley A. Moore, Marshall M. Burton, Dwight L. Merriman III, Charles B. Duke and Evan H. Zucker each resigned from the Company’s board of directors effective at the Merger Effective Time. These resignations were not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices.

In addition, effective at the Merger Effective Time, the following officers were removed from the offices indicated besides such officers’ names by the Company’s board of directors and ceased to serve in such offices:

Dwight L. Merriman III	Chief Executive Officer
Thomas G. McGonagle	Chief Financial Officer
Joshua J. Widoff	Executive Vice President, Secretary & General Counsel
Brian Wilkinson	Chief Accounting Officer

These removals were not a result of any disagreements between the Company and the removed officers on any matter relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, immediately following the Merger Effective Time, the manager and officers of the Merger Sub continued to serve as the manager and officers of the Merger Sub, as the surviving entity in the Merger.

Item 7.01	Regulation FD Disclosure.

On November 4, 2015, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events

On November 3, 2015, in accordance with the Merger Agreement, the Company transferred 11 properties that currently are under development or in the lease-up stage (the “Excluded Assets”) to DC Liquidating Assets Holdco LLC (the “Liquidating Company”), an entity formed to hold and liquidate the Excluded Assets. Following this contribution of the Excluded Assets, on November 3, 2015, the Company contributed its interests in the Liquidating Company, which constitute 100% of the Liquidating Company’s common equity interests, to DC Industrial Liquidating Trust (the “Liquidating Trust”) (an affiliate of the Company’s Sponsor owns special units (the “Special Units”) in the Liquidating Company). The Liquidating Trust was formed pursuant to the Merger Agreement for the purpose of liquidating the Excluded Assets after completion of the Merger. On November 4, 2015, immediately prior to completion of the Merger, the Company distributed to its stockholders, in a special dividend, all of the units of beneficial interest in the Liquidating Trust, together with net proceeds of borrowings under the new credit facility entered into by the Liquidating Company, with each share of Common Stock receiving (i) one unit of beneficial interest in the Liquidating Trust, and (ii) $0.26 of net proceeds from the new credit facility.

In connection with the contribution of the Excluded Assets to the Liquidating Trust described above, on November 3, 2015, the Company and three of its directors, acting as trustees of the Liquidating Trust, entered into an Amended and Restated Agreement and Declaration of Trust providing for the governance of the Liquidating Trust. Also on November 3, 2015, the Liquidating Trust and the Liquidating Company entered into a Management Services Agreement with an affiliate of the Company, and the Liquidating Trust and the holder of the Special Units entered into an Amended and Restated Limited Liability Company Agreement with respect to the Liquidating Company. These agreements and certain other agreements entered into by the Liquidating Trust will be described in further detail in a separate Current Report on Form 8-K to be filed by the Liquidating Trust on or after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, Merger Sub will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press release of the Company, dated November 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Logistics II LLC (as successor by merger to Industrial Income Trust Inc.)

Date: November 4, 2015	By:	/s/ Neil A. Klein
	Name:	Neil A. Klein
	Title:	General Counsel, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release of the Company, dated November 4, 2015